UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2021

SENTIENT BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34861	20-0956471
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

340 Madison Avenue, 19th Floor, New York, New York 10173

(Address of principal executive offices) (zip code)

646-202-2897

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On December 9, 2020, Sentient Brands Holdings Inc. (the "Company") filed a Certificate of Amendment of Articles of Incorporation (the “Certificate”) with the State of California to (i) effect a forward stock split of its outstanding shares of common stock at a ratio of 7 for 1 (the “Forward Stock Split”), (ii) increase the number of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares, and (iii) effectuate a name change (the "Name Change"). Fractional shares that resulted from the Forward Stock Split will be rounded up to the next highest number. As a result of the Name Change, the Company's name changed from "Intelligent Buying, Inc." to "Sentient Brands Holdings Inc.". The Certificate was approved by the majority of the Company's shareholders and by the Board of Directors of the Company. The effective date of the Forward Stock Split and the Name Change is March 2, 2021.

In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Forward Stock Split and the Name Change was implemented by FINRA on March 2, 2021. Our symbol on OTC Markets will be INTBD for 20 business days from March 2, 2021 (the “Notification Period”). Our new CUSIP number is 81728V 102. As a result of the name change, our symbol will be changed to “SNBH” following the Notification Period.

In addition, on January 29, 2021, Sentient Brands Holdings Inc., a California corporation, merged with and into its wholly owned subsidiary, Sentient Brands Holdings Inc., a Nevada corporation, pursuant to an Agreement and Plan of Merger between Sentient Brands Holdings Inc., a California corporation, and Sentient Brands Holdings Inc., a Nevada corporation. Sentient Brands Holdings Inc., a Nevada corporation, continued as the surviving entity of the migratory merger. Pursuant to the migratory merger, the Company changed its state of incorporation from California to Nevada and each share of its common stock converted into one share of common stock of the surviving entity in the migratory merger. No dissenters’ rights were exercised by any of the Company’s stockholders in connection with the migratory merger.

Following the consummation of the migratory merger, the articles of incorporation and bylaws of the Nevada corporation that was newly-created as a wholly owned subsidiary of the Company became the articles of incorporation and bylaws for the surviving entity in the migratory merger.

The foregoing information is a summary of each of the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the exhibits, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those exhibits for a complete understanding of the terms and conditions associated with this matter.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment of Articles of Incorporation of Intelligent Buying Inc., a California corporation

3.2	Articles of Incorporation of Sentient Brands Holdings Inc., a Nevada corporation

3.3	Bylaws of Sentient Brands Holdings Inc., a Nevada corporation

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sentient Brands Holdings Inc.

Date: March 3, 2021	By:	/s/ George Furlan
George Furlan
Chief Executive Officer

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